Corporate Sustainability & Responsibility Report 2024 CSR

5 Our Purpose, Vision & Culture 7 Our Commitment to Corporate Sustainability & Responsibility 9 Materiality Assessment & Stakeholder Engagement 38 About This Report 39 Forward-Looking Statements & Materiality 40 SASB Index 20 Building a Culture of Safety 22 Achievements in Safety 23 Investing in Our People 26 Lead through Lean 27 Culture 29 Community Engagement & Giving Back 11 Our Environmental Management Strategy 12 Protecting Our Planet 13 Managing Energy Use 14 Conserving Water 15 Restoring Our Environment 17 Managing Waste 32 Board of Directors & Executive Leadership 33 Business Ethics 35 Managing Our Supply Chain 37 Policies & Supporting Materials Contents CEO MESSAGE 2 ABOUT MASTERBRAND ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY PEOPLE GOVERNANCE APPENDICES

3 CEO Message At MasterBrand, our culture is based on continuous improvement, and sustainability is itself grounded in this concept. As an organization, we continue to look for opportunities to produce more with less impact on the environment. In addition to our products and manufacturing, this cultural foundation of continuous improvement applies to the wellbeing of our associates, care and concern for our planet, and responsible corporate governance and oversight. Building on this foundational understanding, our Corporate Sustainability & Responsibility (CSR) Committee brings together teams from across the organization to focus our sustainability strategy and drive meaningful progress in the following key areas: Health and Safety, Human Capital Management, Responsibly Sourced Wood Materials, Waste Management, and Information Security. For instance, in Health and Safety, we improved our injury identification and prevention efforts, achieving a Total Recordable Incident Rate (TRIR) of .64 in 2024, well below the industry average of 3.1. Additionally, through our Human Capital Management initiatives, we introduced new training for frontline leaders and enhanced our ability to recognize associates who demonstrated breakthrough performance during the year. Lastly, on the environmental front, we recently formed a new partnership with the Arbor Day Foundation, reinforcing our commitment to reforestation and environmental stewardship. Equally important is our commitment to giving back to the communities where we live and work. Through long-standing partnerships with organizations like Habitat for Humanity, we contribute in many ways—dedicating volunteer hours, designing and installing kitchens and baths with MasterBrand cabinetry, and sponsoring impactful events such as the 2024 Jimmy & Rosalynn Carter Work Project. It’s truly inspiring to witness our team and community unite in support of causes that make a lasting difference. At MasterBrand, our people make a difference every day. From caring about each other to bettering the communities in which we live, we are helping to foster a more sustainable world. We embrace sustainability as an opportunity to do what is right for the environment and society, while creating value for our shareholders by bringing consumers’ dreams for beautiful and functional homes, particularly their kitchen and bath spaces, to life. I’m inspired by all the good work being done throughout MasterBrand, and I am proud to share our 2024 Corporate Sustainability and Responsibility Report. Thank you for your interest in MasterBrand. We are excited about the future and look forward to making meaningful progress in the years ahead. R. David Banyard, Jr. President and Chief Executive Officer We continue to make strides towards establishing MasterBrand as an industry leader in sustainability.”“ Contents CEO Message About Sustainability Governance Appendices People

4 ABOUT MASTERBRAND MasterBrand, Inc. (MasterBrand) is the largest manufacturer of residential cabinets in North America, offering cabinetry products for the kitchen, bathroom and other parts of the home. Our products are available in a wide variety of designs, finishes and styles, allowing homeowners to create the living spaces of their dreams, tailored to their price point and personalized for their individual style. DID YOU KNOW North American Residential Cabinet Manufacturer #1 20+ 7,700+ $2.7B 13,000+ Manufacturing Facilities and Offices Dealer Network Net Sales (Based on net sales for fiscal year 2024) Associates Contents CEO Message About Sustainability Governance Appendices People

5 Our Purpose Building great experiences together Our Vision Build on our rich history by innovating how we work and what we offer to delight our customers Our Culture (MBC) Make the team better Be bold Champion improvement Our Purpose, Vision, & Culture KEY BRANDS Contents CEO Message About Sustainability Governance Appendices People

6 The MasterBrand Way Our business is built on a culture of continuous improvement, and at the center of this is our business system: The MasterBrand Way. Based on proven lean business tools, The MasterBrand Way enables our associates to operate under a common framework and consistent lexicon to develop cross-functional solutions to complex business issues effectively. This culture of continuous improvement extends beyond our products and manufacturing—it also applies to associate well-being, environmental stewardship, and responsible corporate governance. In 2024, our strategy matured further. As the organization continued eliminating waste and improving efficiency, our associates had more bandwidth to focus on growth and reinvesting in the business. Utilizing the same proven tools of The MasterBrand Way, we began to increase our focus on growth in each of our three key strategic initiatives: Align to Grow, Lead through Lean, and Tech Enabled. These initiatives position the Company for future growth while reducing complexity across manufacturing and back-office functions. We remain focused on environmental stewardship, associate empowerment, and responsible corporate governance as we drive continuous improvement. Align to Grow Deliver on the unique needs of each customer This growth initiative starts with the customer’s needs and works back through our organization to align ourselves with that customer’s unique value proposition. As an organization that historically grew through acquisitions, processes across the disparate acquired companies were inherently different. We believe we have further opportunities to reduce complexity in our supply chain, manufacturing processes and transaction processing. By reducing this internal complexity, we are able to increase efficiency and throughput of our existing facilities and distribution network, while focusing more on the unique needs of each of our customers. Lead through Lean Engage teams and foster problem solving The proven tools of The MasterBrand Way have driven productivity and increased throughput across the organization, improving quality and service for our customers. Beyond the efficiency benefits, we consider these lean tools the ultimate form of employee engagement. This initiative allows us to focus on our human capital, specifically the ability to attract, retain and develop associates. Our empowered associates are equipped with the training and tools to address issues locally, fostering problem solving and enhancing our culture of continuous improvement. Given the competition for skilled labor in North America, we believe our Lead through Lean initiative will help us attract and retain the best talent, allowing us to achieve exceptional financial performance. Tech Enabled Drive profitable growth and transform the way we work through digital, data and analytics We are focused on ways to transform our business by leveraging technology. We see opportunities to leverage data, analytics and automation across our plant floor, back office and through customer interactions. The consumer journey in residential kitchen and bath cabinets is evolving with the introduction of new technologies. Customers prefer partners that can support them through this changing landscape, and consumers are demanding a transformation of the buying process. We are utilizing data-first strategies to unlock insights into customer and consumer trends and drive improvements in the consumer experience. Our Purpose, Vision, & Culture CONTINUEDContents CEO Message About Sustainability Governance Appendices People

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Our Commitment to Corporate Sustainability & Responsibility

We are committed to fulfilling our roles as good corporate citizens by seeking to improve our impact on the environment, ensuring that our business practices support our associates and the community at large, and continuing to protect stakeholder interests through effective corporate governance.



ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY

We integrate environmental care into our business beliefs, which continually drive us to enhance the sustainability of our operations.

- In 2024, we continued to achieve landfill avoidance rates of at least 90% at multiple MasterBrand facilities
- We continue to invest in product quality improvements, which will result in less rework and less waste
- We have developed partnerships to reclaim wood waste and spent solvent for reuse and recycling



PEOPLE

With a focus on safety, MasterBrand is committed to empowering associates to lead change in their work environment, benefit from a diverse workforce and give back to members of our communities.

- We have improved our accident identification and prevention efforts, achieving a Total Recordable Incident Rate (TRIR) of .64 in 2024, well below the industry average of 3.1
- We have continued to invest in robust wellness benefits to help our associates and their families feel their best at home and work
- We strive to foster workplace inclusion, even at the highest levels of leadership



GOVERNANCE

MasterBrand relies on the experience of our Board of Directors and the executive leadership team to provide oversight, establish policy and set sound business practices that guide us in our mission.

- Maintain best-practice policies and procedures, and adopted a Safety & Environmental Stewardship Policy Statement
- Provide clear oversight and guidance on key matters

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8 Our Commitment to CSR CONTINUED CSR Oversight Corporate Sustainability & Responsibility Committee Corporate Compliance Committee Policy Review Committee Nominating & Governance Committee • Oversees the management of risks relating to health and safety and our CSR program, including initiatives and their impact on the environment, the community and our associates • Maintains Board best practices, including Board composition, director orientation, continued education, self-evaluations, potential conflicts of interest, and corporate governance structure • Committee membership includes the Chief Human Resource Officer, the Chief Legal Officer, the Vice President of lnvestor Relations, the Vice President of Environmental, Health and Safety, and the Vice President of Supply Chain, as well as associates with expertise in relevant and varied disciplines, including communications, corporate governance, environmental, finance, health and safety, human resources, legal and supply chain • Supports the Nominating and Governance Committee’s oversight of the Company’s CSR programs • Assists in setting the Company’s general strategy for environmental, health and safety, corporate social responsibility and philanthropic activities, sustainability and other relevant public policy matters • Recommends policies, practices and disclosures that support the strategy • Oversees CSR reporting and disclosure, including internal and external CSR communications • Creates the annual CSR Report and related website disclosures, providing insights, information and relevant data • Considers current and emerging CSR matters that may affect the business, operations, performance or public image of the Company and recommends policies, practices and disclosures to adjust to or address current trends • Administers our compliance program • Meets periodically to review the Company’s compliance efforts, reporting annually to the Board of Directors • Interprets and administers MasterBrand’s conflict of interest policies and oversees compliance training, communications, audit, and mentorship • Reviews and manages whistleblower complaints and identifies investigations to be conducted • Works with the Legal Department to interpret the law as it applies to Company codes and policies • Supports the broader Corporate Compliance Committee • Works to ensure that our policies remain current, effective, and in compliance with applicable law • Provides a structured process for reviewing new and updated policies, fostering transparency and maintaining accountability • Aims to enhance compliance, mitigate risks and uphold our core values and regulatory obligations Contents CEO Message About Sustainability Governance Appendices People

Contents CEO Message About Sustainability Governance Appendices 9 Materiality Assessment & Stakeholder Engagement We are committed to continuous improvement and transparency. In 2023, we conducted a comprehensive materiality assessment to ensure we focus on the corporate sustainability and responsibility issues that matter most to our stakeholders. Key findings of the evaluation identified the following priorities, which form the foundation of our strategy: Additional details on our materiality approach are included in our 2023 Corporate Sustainability and Responsibility Report. Health and Safety Health and safety emerged as a top priority for all stakeholders. This aligns with our steadfast commitment to provide our associates with a safe and healthy work environment. Human Capital Management Our stakeholders recognize that our talented workforce is critical to our success. Associate retention and engagement are central to our growth strategy. We are committed to fostering a positive work environment that attracts and retains top talent. Combined with our health and safety focus, we strive to create a “best place to work” environment. Responsibly Sourced Wood Materials Stakeholders placed high importance on our commitment to using responsibly sourced wood materials. We encourage our supply chain to align with sustainable forestry practices and regularly conduct audits to evaluate our suppliers’ environmental practices. Waste Management Waste reduction and responsible waste management are critical environmental priorities. We recognize the impact of waste on the environment and the potential for cost savings through improved waste management practices. Information Security Cybersecurity risk management is a critical component of our overall enterprise risk management program. We consider cybersecurity to be a key risk, and we prioritize mitigating risks related to cybersecurity matters. People

10 ENVIRONMENTAL RESPONSIBILITY & SUSTAINABILITY For MasterBrand, we believe environmental stewardship is not just the right thing to do; it’s good business. As we continue to lead in the cabinet manufacturing industry, we recognize that our responsibility extends beyond delivering high-quality products to embracing environmental sustainability as a core component of our operations and corporate culture. Contents CEO Message About Sustainability Governance Appendices IN THIS SECTION 11 Our Environmental Management Strategy 12 Protecting Our Planet 13 Managing Energy Use 14 Conserving Water 15 Restoring Our Environment 17 Managing Waste People

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Our Environmental Management Strategy

At MasterBrand, we manage our environmental performance through a comprehensive Environmental Management Strategy (EMS). This framework, comprised of established policies and procedures, governs the environmental practices across all our facilities, including critical areas such as emergency and spill response.

Through our EMS, we systematically develop and review our environmental objectives, focusing on reducing our overall environmental impact.
All MasterBrand facilities must adhere to the policies and procedures outlined within our EMS.

Our EMS framework is designed to ensure:

- Proactive prevention and non-conformance resolution through monitoring, measuring, and auditing environmental performance and actions
- Maintenance of a comprehensive environmental compliance program, ensuring adherence to all applicable environmental laws and regulations
- Encouragement of waste minimization throughout our manufacturing processes
- Embracing and promoting sustainable use of natural resources such as water, efficient utilization of energy and raw materials, and the overall prevention of pollution
- Continuous review of opportunities to increase the percentage of our energy consumption derived from renewable sources
- Promotion of natural resource conservation and environmental protection through initiatives like recycling, reuse, and proper material disposal



MasterBrand operations use high-efficiency dust collection baghouses that are designed to capture fine dust particles and help ensure that the air exhausted into the atmosphere meets environmental standards for cleanliness.


WOOD RECYCLING ONLY
RECICLAJE SOLO DE MADERA

12 Protecting Our Planet As North America’s largest residential cabinets manufacturer, MasterBrand is committed to using resources and manufacturing our products responsibly and sustainably. As defined within our EMS, we implemented various procedures to reduce the environmental impact of our products and operations. Monitoring Our Carbon Footprint MasterBrand calculated our carbon emissions resulting from our operations in 2024. We will continue to collect this information annually to inform our sustainability and emissions reduction strategy. Emissions Data* (in metric tons CO2e) 2022 2023 2024 Total Emissions Scope 1 45,999 39,719 39,349 Scope 2 86,894 74,611 70,268 Total Scope 1 and 2 132,893 115,330 109,617 U.S. Emissions Scope 1 36,277 31,815 28,176 Scope 2 66,299 61,801 58,704 Total Scope 1 and 2 102,576 93,616 86,880 Reduction in Total Scope 1 and 2 emissions from 2022 to 202418% Contents CEO Message About Sustainability Governance Appendices People *Legacy MasterBrand only, excludes emissions data from Supreme acquisition.

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Managing Energy Use

We pursue efficient energy management to lower costs, reduce energy demand and reduce our carbon footprint.


Total Energy Usage*
(in million GJ)
1.29
1.75
1.12
1.51
1.04
1.48
2022
2023
2024
Total Electricity*
(in million kWh)
166
243
135
201
135
195
2022
2023
2024
Total Natural Gas*
(in million therms)
6.59
8.33
5.95
7.45
5.27
7.40
2022
2023
2024
U.S.
Total

Energy Efficiency

MasterBrand is assessing our operations to identify opportunities to reduce energy waste and implementing upgrades to enhance energy efficiency.

Grants Pass Energy Reduction

The Grants Pass, Oregon, facility worked with Strategic Energy Management to reduce the plant's energy consumption, focusing on disciplined management of the dust collection power cycles, reduction of the plant air pressure, and conversion to LED lighting throughout the facility. The team targeted a 3.5% reduction of utility consumption but ultimately ended the year **reducing utility consumption by 38%**, equating to an annual savings of $275,393! With these savings, the plant qualified for a $174,051 incentive through the Energy Trust of Oregon. The total project savings of $448,444 helped the facility offset the rising cost of utilities.

Winnipeg Compressed Air Assessment

Our facilities use compressed air for numerous daily activities. During normal use, various factors, such as loose hose fittings or punctured air lines, cause compressed air leaks, which in turn result in wasted energy.

We partnered with a third-party firm to use advanced imaging software to determine the extent of leaks at the facility. **The results found over 250 leaks of varying sizes**, equating to a waste of over 1,000,000 kwh per year. Based on the study's results, we developed a corrective action plan to address the identified leaks throughout the year.

**Legacy MasterBrand only, excludes emissions data from Supreme acquisition.*

Renewable Energy

Beyond implementing energy-efficient management practices, MasterBrand is actively pursuing renewable energy sources to power our operations.

Winnipeg Hydropower

Our KitchenCraft Winnipeg locations receive **97% of their electricity from hydroelectricity** produced by Manitoba Hydro. Local wind farms provide additional wind power, bringing renewable energy usage close to 100% for operations and stores in the Winnipeg area.

Susquehanna Resource Management Contributions

Demonstrating our commitment to resource recovery, our Carlisle plant contributed 237 tons of waste to the LCSWMA's Susquehanna Resource Management complex, a process that generated 79,258 kilowatt hours (kWh) of renewable energy. By disposing our waste at a waste-to-energy facility instead of a landfill, we offset 570 tons of carbon emissions, earning us a **Green Champion Certificate**.

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14 Conserving Water We recognize that water is a precious resource. Although we use little water in our manufacturing processes, we are nevertheless taking steps to reduce our overall water usage from communal areas such as break areas and restrooms. Monitoring Our Water Consumption In 2023, we conducted baseline water consumption assessments in our manufacturing plants and will use this data to track our ongoing water conservation efforts. MasterBrand utilizes several key water-saving features in our break rooms and restrooms, including low-flow devices, motion sensors to ensure water is turned off after use, and refillable water bottle stations to help minimize the use of single-use plastic bottles. Assessing Water Risk MasterBrand has conducted a water risk evaluation of our operational sites to better understand and mitigate potential water- related challenges. This assessment, informed by tools such as the World Resources Institute Aqueduct Water Risk Atlas, helps us identify areas with higher levels of water stress, considering factors such as water accessibility, availability, and quality. We are using the insights from this evaluation to inform our ongoing water management strategies and engage with site leadership in identified higher-risk locations to discuss existing and potential water conservation initiatives. Protecting Our Waterways Stormwater runoff has the potential to cause flooding and soil erosion and can carry contaminants from surfaces into nearby waterways. To help prevent potential damage from stormwater runoff, we utilize detention basins at specific locations to slow stormwater flow and mitigate flood risk. These detention basins also support plants and wildlife, benefiting the surrounding ecosystem. In the unlikely event of a fuel spill, MasterBrand manufacturing facilities maintain emergency spill equipment designed to contain and address the spill before it enters nearby waterways.Water Consumption Data* 2023 2024 Total Gallons 44,274,609 42,697,697 *Water consumption data reflects the company’s operational and warehouse footprint. Water data represents legacy MasterBrand only, excludes data from Supreme acquisition. Water consumption reduction from 2023 to 20244% Contents CEO Message About Sustainability Governance Appendices People

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Restoring Our Environment

We recognize the importance of healthy forests and ecosystems for the well-being of our planet. We are committed to supporting environmental restoration through national and local initiatives.

Traceability & Sustainable Sourcing

MasterBrand monitors the sourcing of materials, including sourced wood. Our Supplier Code of Conduct outlines expectations from timber product vendors, including compliance with all applicable environmental regulations from the jurisdiction where the wood is extracted.

National Forest Foundation Partnership

We endeavor to be a leader in environmental compliance and sustainability. Since 2018, we have partnered with the National Forest Foundation (NFF) tree planting campaign. We support NFF's campaign to plant 50 million trees across national forests by the end of 2025; as of December 29, 2024, NFF has planted 38.2 million trees. Through our donation, the NFF planted 40,000 trees on our behalf, contributing to the health and sustainability of our nation's forests.

Local Initiatives

MasterBrand Plants Celebrate Earth Month

This Earth Day, MasterBrand plants took time to celebrate the planet in a variety of fun ways.

- **Colton:** In honor of Earth Day, the Colton team gave vegetable and flower seeds to associates and raffled off trees.
- **Carlisle:** The Carlisle plant honored Earth Day by delivering flower seeds to associates and encouraging everyone to write an action describing how we can take care of our planet.
- **Jasper:** In honor of Arbor Day, Jasper Operations associates received their choice of a white pine, white oak or persimmon tree.
- **Ferdinand:** In honor of Earth Day and Arbor Day, the Ferdinand Operations Recycling Green Efforts (F.O.R.G.E.) team hosted a seedling giveaway and educated associates on how to plant the tree seedlings.






ADOPT-A-STREET
CITY OF JASPER
MASTERBRAND
DECORÁ EMPLOYEES

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Restoring Our Environment CONTINUED

Associate Action

We encourage our associates to participate actively in environmental stewardship. Our teams regularly participate in community efforts such as ecological walks and lake cleanup events.

Partnerships to Protect the Environment

At MasterBrand, we are committed to fostering a regenerative approach to business that benefits both the economy and the environment. To accomplish our goals, we partner with organizations that share our values, including:

- iwpa International Wood Products Association
- National Forest Foundation
- Composite Panel Association
- Partners for Pollution Prevention
- Yellowstone Forever
- Iowa-Illinois Safety Council


FedEx

Q2 STREET CLEANUP ON THE MASTERBRAND WAY IN GRANTS PASS, OREGON

Every quarter, Grants Pass team members volunteer to hold a street cleanup to keep our surrounding area safe and clean as part of the plant's community outreach program. This effort resulted in the street being endearingly renamed 'The MasterBrand Way.'

ICC SASC CERTIFICATION

MasterBrand Earns Safe and Sustainable Cabinetry (SASC) Certification Through International Code Council Evaluation Service (ICC-ES)

MasterBrand is committed to providing safe, environmentally responsible wood-based products. Last year, we maintained our ANSI A161.1 quality certification through the International Code Council Evaluation Service (ICC-ES), and this year, we're proud to earn ICC-ES environmental certification as well.

The ICC-ES Safe and Sustainable Cabinetry (SASC) Program independently verifies our commitment to quality, safety and sustainability, ensuring transparent product information for consumers. This certification includes on-site inspections, confirming compliance with Toxic Substances Control Act (TSCA) Title VI emissions standards and environmental responsibility in manufacturing.

Key sustainability attributes include:

- Biobased content
- TSCA Title VI emission compliance
- Greenhouse gas emission measurement
- Water consumption monitoring and reduction
- Waste recycling and repurposing

With over 90 years of experience, ICC-ES is a trusted leader in third-party certification. It provides rigorous technical evaluations of building products for code compliance.

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17 Managing Waste Waste Prevention By using advanced woodcutting technology that optimizes cuts for maximum yield, we minimize the amount of wood needed and significantly reduce waste. Some remaining wood scraps are repurposed into corner braces for our cabinets, ensuring efficient and sustainable material use. The remainder of the wood scraps are recycled. Landfill Diversion All MasterBrand facilities actively work toward landfill avoidance targets. In 2024, seven facilities achieved at least 90% landfill avoidance rates, and an additional four locations achieved 80% or higher rates. Managing Hazardous Waste MasterBrand recycles and reclaims a portion of the hazardous waste created at our facilities. We partner with companies that distill spent solvent from our finished cabinets so that we can reclaim the material for use in new cabinets. We recycle any solvent that cannot be reclaimed and repurpose it for fuel blending and other industrial processes. Packaging Waste In 2024, MasterBrand Winnipeg continued an initiative to address the need for more recycling resources at cabinet installation sites. MasterBrand installation technicians now collect cardboard used during installations and transport it to a MasterBrand facility for recycling. We anticipate this diverting approximately 9,000 pounds of cardboard from landfills annually. Additionally, recognizing that old cabinets are often discarded as waste when new ones are installed, MasterBrand Winnipeg introduced a take-back program. This initiative allows residents to donate their old, good- condition cabinets to reuse programs. We reclaim the wood from damaged cabinets and send it to a MasterBrand facility for recycling. Partnerships for Circularity To ensure that our waste materials are given new life and economic value, we work with organizations such as Smith Creek and American Wood Fibers to turn our wood waste into compost, livestock bedding and more. MasterBrand associates strive for innovation and efficiency in waste management and recycling efforts at our facilities. DIVERTING PVC FROM THE LANDFILL MasterBrand’s Winnipeg facility uses a polyvinyl chloride (PVC) coating on one of our product lines, instead of traditional paint finishes. Since excess PVC can be challenging to reuse, we partnered with a specialized recycling company to ensure responsible disposal. At our facility, we trim, bale and prepare excess material for efficient transport to the recycler. Contents CEO Message About Sustainability Governance Appendices People

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Managing Waste CONTINUED

Eliminating Waste with Ferdinand Operations Recycling Green Efforts

Associates from the Ferdinand, Indiana, site maintain their own recycling team called F.O.R.G.E., or Ferdinand Operations Recycling Green Efforts. The group's goal is to eliminate waste and improve reuse and recycling rates at the plant. They guide the site's recycling efforts by providing leadership, education and goal-setting guidance to the larger site team. F.O.R.G.E. team members positively impact the Ferdinand manufacturing site by training new associates in waste diversion and problem-solving to improve recycling rates. Engaging with and incentivizing associates improves recycling practices and reduces overall disposal costs.

Operational and Warehouse Waste Data[1]

Metric (in thousand metric tons)	2022	2023	2024	% Change Since 2022
Total Diverted Waste[2]	153	114.14	90.1	↓ 41%
Total Landfill Waste	65.07	45.61	47.84	↓ 26%
Total Hazardous Waste	2.42	2	0.69	↓ 71%
Total Waste Generated[3]	220.49	161.75	138.61	↓ 37%
U.S. Total Diverted Waste[2]	122.39	94.66	73.46	↓ 40%
U.S. Total Landfill Waste	32.35	18.38	17.53	↓ 46%
U.S. Total Hazardous Waste	2.1	1.34	.063	↓ 97%
U.S. Total Waste Generated[3]	156.84	114.38	91.62	↓ 42%

[1] Waste data represents legacy MasterBrand only, excludes data from Supreme acquisition
[2] Diverted waste is classified as waste that is recycled, reused, or re-purposed
[3] Solvents are not included in the waste data presented as we continue to bolster our data collection methods



FERDINAND FACILITY MAKES BIG STRIDES IN REDUCING ENVIRONMENTAL IMPACT

The F.O.R.G.E. team launched a bottle cap exchange program to engage associates in the plant's recycling efforts. Collecting an impressive nearly 875 pounds of bottle caps, the program allows associates to exchange caps for items made from recycled materials, such as picnic tables and benches. This initiative is 100% associate-led and is helping change the culture of recycling in the plant.

As a result of these and other conscientious recycling efforts, the plant's landfill diversion rate reached an impressive 80% in 2024, meaning 80% of the facility's production waste is either recycled or repurposed instead of sent to landfills.

Additionally, the Ferdinand facility has an ongoing relationship with the local junior and senior high school wood shop to supply discarded materials. This collaboration repurposes the facility's discarded material into useful, handcrafted items, helping reduce waste and providing students with valuable hands-on experience while promoting creativity and sustainability.

19 PEOPLE We are guided by our purpose of building great experiences together. We do this through The MasterBrand Way, a cultural foundation where every individual plays a role in making the team better, driving our business forward and championing improvement in all that we do. We aim to build opportunity, purpose and reward into our associate experience and create a culture where our associates can thrive and bring the full power of MasterBrand to every effort. We invest in our teams and develop our associates to become the next generation of leaders who seek continuous improvement in all aspects of our business to unlock our full potential. We also endeavor to create a work environment that keeps our associates safe, values their unique experiences and perspectives, and fosters a culture of ethical behavior, transparency, honesty, business integrity, collaboration and belonging, supporting the well-being of our associates and the communities in which we operate. IN THIS SECTION 20 Building a Culture of Safety 22 Achievements in Safety 23 Investing in Our People 26 Lead through Lean 27 Culture 29 Community Engagement & Giving Back Contents CEO Message About Sustainability Governance Appendices People

20 Building a Culture of Safety Protecting the health and safety of our associates is a key tenet of how we conduct our business. We are committed to ensuring that all of our associates get home safely every day. We understand that a safe workplace not only protects our associates, but also fosters a positive and productive work environment. Our focus includes enhancing process safety, advancing occupational health, eliminating workplace injuries and managing safety risks. This is reflected in our goal of zero safety incidents and through our efforts to create an injury-free workplace. Our safety philosophy focuses on establishing and maintaining a world-class safety culture in which: • The safety and health of our associates is a core value • Injuries are preventable, predictable and unacceptable • All associates are responsible for safety, health and security • We focus on continuous improvement by meeting or exceeding legal requirements and enhancing our management processes as needed Our safety and environmental policies set standards for maintaining a safe work environment and guiding business operations. Our environmental, health and safety leadership team, comprised of representatives from across our operations, helps drive our best-in-class programs designed to: • Reinforce positive behaviors • Empower our associates to actively take part in maintaining a safe work environment • Heighten awareness and mitigate risk on critical safety components Site-specific safety and environmental plans within our manufacturing and distribution facilities further reduce risk in each location. MASTERBRAND ASSOCIATES ATTEND WOMEN IN SAFETY CONFERENCE Cortney Matthias, Omega’s Environmental Health and Safety Technician, and Lisa Dennis, Bertch’s Safety Manager, recently attended a safety conference in Hiawatha, Iowa. The conference included eight expert speakers covering topics from fall protection to workplace mental health. Contents CEO Message About Sustainability Governance Appendices People

21 Safety Strategy We employ a multi-dimensional safety strategy built on three core pillars: Critical 15, Early Intervention and Ergonomics, and Behavior-Based Safety (BBS). Critical 15 • Critical 15 forms the cornerstone of our safety program. Based on an assessment that covers the 15 areas of our operations that carry the most significant risk for severe injury, these are critical safety behaviors deemed essential for incident prevention. Examples include machine safeguarding, contractor safety and fire prevention programs. We promote and reinforce these behaviors through training, communication and recognition programs. • We use the Critical 15 to mitigate risk and drive continuous improvement. We also conduct regular audits to ensure our progress. Each site monitors key metrics for the Critical 15 focus areas monthly, using our centralized system to make data-driven decisions for program improvement. Early Intervention and Ergonomics • We strive to prevent injuries before they occur. We have a robust system for identifying and addressing potential hazards and implementing ergonomic practices to ensure our associates’ well-being. Each MasterBrand site provides an ergonomic program that emphasizes early intervention. We offer onsite ergonomic screenings and interventions at our plants through partnerships with third-party specialists who help associates prevent and address aches and pains with stretching exercises and therapeutic movement. • We evaluate work processes and improve equipment to reduce the potential for strain. Behavior-Based Safety • We believe that fostering a culture of safety goes beyond rules and regulations. Our BBS program encourages associates to identify and address unsafe behaviors and actively participate in building a safe work environment. In this system, we aim to prevent injuries and improve safety metrics through observing and analyzing daily behaviors. • We encourage safe behavior through peer-to-peer auditing, coaching and feedback sessions. Building a Culture of Safety CONTINUED Safety & Environmental Stewardship Policy Statement A comprehensive framework of safety policies and procedures supports these core pillars of our safety strategy. We regularly review and update these policies to reflect best practices and industry standards. See the Policies and Supporting Materials section of this report for additional information. Training for Safety We provide extensive training programs to ensure all associates have the knowledge and skills to perform their jobs safely. Each associate receives health and safety training at onboarding and annually thereafter. Each MasterBrand plant holds weekly small group discussions with planned health and safety topics to further embed safety into the culture of individual sites and teams. Contents CEO Message About Sustainability Governance Appendices People

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Achievements in Safety

Our commitment to safety yields impressive results. Our incident rates are consistently lower than the industry average, a testament to the effectiveness of our safety program.

2024 Safety Efforts

- **0.64* TRIR**: This low rate represents a near 50% reduction in injuries since 2020 and is less than one-quarter the industry average TRIR.
- **Severe Weather Notifications**: MasterBrand began installation of a system to automatically notify associates of impending severe weather through National Weather Service alerts.
- **Ergonomics Council**: MasterBrand partnered with an ergonomics specialist to create an ergonomics council focused on standardizing and improving ergonomic practices across the Company. Comprised of Environmental, Health & Safety ("EHS") team members and external experts, the council reviews data, tracks injury trends, implements action plans and shares best practices to enhance workplace safety. Ergonomics remains key to our zero-injury goal.
- **Supreme Integration**: Shortly after MasterBrand's acquisition of Supreme Cabinetry Brands, Inc. ("Supreme") in 2024, the EHS team partnered with Supreme's leadership team to begin implementing EHS integration activities, including completing the first safety and environment annual plans focused on compliance, injury reduction, addressing risks, culture-building activities and training.
- **Audit Automation Project**: EHS leaders collaborated with MasterBrand's IT group to implement a streamlined compliance audit program. We automated several safety audits, reduced waste and focused more time on injury prevention.
- **External Audits**: Our third-party partner conducted six external surveillance audits on EHS compliance and Critical 15 areas.

Safety Record & Incident Rate


2023 BLS Industry Average
3.1
1.1
2024
0.64
0.18
2023
0.84
0.18
2022
1.04
0.26
2021
1.10
0.34
2020
1.25
0.40
2019
1.08
0.33
2018
1.31
0.34
2017
1.45
0.40
2016
2.01
0.53
OSHA Recordable Rate*
Lost Workday Case Rate*

Legacy MasterBrand only, excludes safety data from Supreme acquisition.


THE TEAM COMES FIRST.
ALWAYS AWARE

SITE SPOTLIGHTS

- Facilities including Carlisle, Kinston and McAllen achieved 365 days without injuries.
- The McAllen facility celebrated four years without a recordable injury.
- The Liberty, N.C., team won the Gold Safety Award and celebrated 240+ workdays without a recordable incident at the plant.
- The Kinston, N.C., team also won the Gold Safety Award and received a certificate of Special Recognition for 7.5 million hours without a lost workday case since April 18, 2018.
- The Winnipeg facility achieved 1,000,000 working hours without a lost-time injury.
- The Sioux Falls facility received South Dakota Governor's Outstanding Achievement Safety Award for the third year.

23 Investing in Our People We believe in a team-based culture and celebrate our team’s wide range of experiences and backgrounds. We believe that attracting and engaging talented associates with diverse experiences and backgrounds enables us to be more innovative and responsive to consumer needs, along with delivering strong performance and growth. Talent acquisition and development are strategic priorities that are central to our growth strategy. We are committed to cultivating a positive work environment that attracts, engages, and retains our top-performing associates. Our Talent Philosophy outlines the core principles that guide our approach to human capital management and all talent activities: • It’s about the team • High performance is the expectation • Big rewards for big contributions • Behaviors are foundational • We grow through transparency Our Success Model outlines the cultural values and behaviors that drive individual and collective success across the Company. The combination of our Talent Philosophy and Success Model provides a cohesive vision of our core beliefs around managing talent and setting our high standards while we strive to make MasterBrand a “best place to work.” Our Talent Philosophy and Success Model inform all elements of our associate experience, from hiring, performance management, and talent reviews, to recognition, development, succession planning and more. At MasterBrand, we recognize that our talented workforce is the engine of our success. Celebrate success and give feedback to improve Get actively involved and share your perspective Make big commitments to deliver big results Fail fast and learn from it Trust the tools to drive results Don’t wait for someone else to find a better way Contents CEO Message About Sustainability Governance Appendices People

24 Investing in Our People CONTINUED Talent Development We aim to empower our teams to build the right capabilities for our organization and grow their careers. We provide associates with the tools to be successful in their current role and invest in front-line leader training across the organization. We expect high performance and raise the bar on ourselves every year. We invest heavily in goal setting to create clarity and alignment and use performance management programs to support our philosophy. We conduct regular performance management reviews with associates to ensure they understand our business’s needs and that they are adequately prepared to take on leadership roles to sustain our ongoing success. Succession planning for critical roles is an integral part of our talent program. We invest significantly in assessing our talent against our human capital needs in the near term and the future. We ensure our leaders are prepared for greater levels of responsibility and can successfully transition into new roles. Leadership Training TrueLeader is a development program for front-line leaders focusing on essential leadership skills. In 2024, we conducted more than 70 half-day training sessions, reaching 400+ leaders. Led by HR, operations and continuous improvement experts, the program includes four key courses directly tied to the engagement and success of our front-line teams: Communication, Coaching, Resolving Workplace Conflict and Driving Change. Total Rewards Investing in our people is not just the right thing—it’s a strategic investment in MasterBrand’s future. By fostering a culture of empowerment and growth and offering a comprehensive rewards package, we aim to create a highly skilled, motivated workforce committed to our success. Our Total Rewards are designed to be market competitive, align incentives with our performance, and provide physical, emotional and financial well-being support to meet the individualized needs of our associates. We have a strong pay-for-performance culture supported by incentive programs to reward associate performance. We offer a range of benefits, including retirement savings plans, comprehensive healthcare and mental health benefits (including medical, dental and vision coverage), health savings and spending accounts, wellness services and associate assistance services. BENEFITS HIGHLIGHTS • Mental Health Support: At MasterBrand, we ensure associates are well-informed about mental health benefits through multiple channels. We highlight our partnership with Lyra Health in the annual benefit enrollment guide, provide year- round reminders, and include information during live events. Additionally, flyers are available in work locations for easy access. Local HR and Safety Managers have standard work instruction to activate on-site support following critical incidents. • Health Coaching: Our program includes health coaching for weight management, diabetes, high blood pressure, and stress management. • Musculoskeletal Program: We provide associates in our medical plan with a musculoskeletal program that connects them to a live physical therapist in a virtual environment. The therapists work with associates to create personalized, preventative, and responsive care plans. • Wellness Screening: We offer onsite biometric wellness screening and a wellness program that provides outcome-based rewards. • Healthcare Navigation: We offer a personalized navigator who can recommend healthcare providers, help with medical bill review, and connect our associates with specialists for second opinions. Associates and their families can receive support in managing acute and chronic medical conditions. Contents CEO Message About Sustainability Governance Appendices People

25 Investing in Our People CONTINUED Associate Engagement We are committed to creating an environment where our associates feel valued and engaged with ample opportunities to learn and grow. In pursuit of this goal, we conduct associate engagement surveys twice a year. These surveys provide valuable insights into what is most important to our team and allow us to identify areas for improvement. In 2024, 88% of our associates shared their voice. This was our highest response rate ever, and it is significantly better than the industry average of 75%. Our top strengths noted in the engagement survey include Role Clarity, Contribution (I understand how my work contributes to achieving MasterBrand’s goals) and Safety Climate. We utilize display boards in our manufacturing facilities to visually represent the results of our engagement surveys to our associates. The display boards include action logs publicly displaying how we make changes in response to survey feedback. Associate Turnover In addition to feedback from associate engagement surveys, we monitor data-informed trends to better understand and improve the associate experience. One of our top priorities is preventing regrettable turnover—the unplanned loss of strong, valued team members. Labor Rights and Freedom of Association MasterBrand respect associates’ right of freedom of association and their right to join or not join in labor unions, workers’ councils, or other collective bargaining organizations. We believe we have good relations with all our associates, including those represented by collective bargaining agreements. Associate Recognition Program We facilitate a peer and leader recognition program, which allows associates to recognize each other’s contributions and celebrate behaviors that embody our culture. This can be done through a simple note of appreciation or by granting points to each other, which can be redeemed for cash, merchandise or gift cards. This program fosters a positive and collaborative work environment and allows us to celebrate individual and team achievements. In 2024, associates recognized one another more than 100,000 times, celebrating contributions big and small across the organization. Contents CEO Message About Sustainability Governance Appendices Peer recognitions in 2024100k+ Associate Engagement Survey Participation88% People

26 Lead through Lean Our Lead through Lean approach equips associates with problem-solving tools and lean manufacturing skills, fostering engagement and driving efficiency across the organization. Lead through Lean empowers associates to actively identify inefficiencies, understand and resolve root causes, and implement positive changes in their roles. Through comprehensive training in problem-solving methodologies, we cultivate a culture of innovation, ownership and continuous improvement. Lead through Lean is a key part of our talent strategy, offering associates opportunities to enhance their critical thinking, develop new skills and take on greater responsibility. This not only boosts engagement but also strengthens our collective success. Additionally, we reinforce operational and financial improvements gained through process optimization with financial incentives for our people, encouraging recognition of our associates’ valuable contributions. In 2024, we conducted 60 six-hour lean training sessions for more than 500 associates. By combining training, clear expectations and recognition, Lead through Lean drives sustained growth and operational excellence while ensuring every team member plays a vital role in our success. Kaizen Events Kaizen events drive continuous improvement as part of our Lead through Lean initiative. These focused, week-long events engage teams in identifying and eliminating waste from key processes. In 2024, MasterBrand hosted 260 Kaizen events involving more than 2,000 associates across all functions and levels of the organization. To recognize outstanding contributions and impactful improvements in efficiency, safety and innovation, we highlight a Best of the Best (BOB) winner each month. Selected by Lean leaders and celebrated Company-wide, our winners and how we recognize them help reinforce our commitment to continuous improvement. The process empowers associates to share progress with leadership, even up to our most senior executives. This initiative has strengthened engagement at all levels, making lean an organization-wide effort. At MasterBrand, continuous improvement and associate empowerment are defining features of our culture and are at the core of our success. Contents CEO Message About Sustainability Governance Appendices People

27 Culture We believe that attracting and engaging talented associates with diverse experiences and perspectives enables us to be more innovative and responsive to consumer needs, along with delivering strong performance and growth. Our team-based culture is further strengthened through our associate listening strategy, providing routine dialogue between associates and leaders, leading to meaningful action and driving continuous improvement in our culture. At MasterBrand, we believe in a team-based culture and celebrate our team’s wide range of experiences and backgrounds. Leading By Example Fostering our team-based culture starts with our Board and our executive leadership team. We believe that reflecting a range of experiences and backgrounds in our Board and executive leadership team is the first step in demonstrating its importance for the rest of our organization to mirror. Workforce Demographic Information* In 2024, MasterBrand’s workforce included: • 36% total people of color in the U.S. workforce • 17% people of color in the U.S. workforce management and senior leadership teams • 36% women in total workforce • 31% women in management and senior leadership teams • 44% women in executive management team WOMEN IN MANUFACTURING For the past two years, the Women in Manufacturing industry group has honored a MasterBrand associate with the prestigious Women MAKE Award, which recognizes 100 outstanding women in the U.S. manufacturing sector. In 2024, Sherra Culbertson, General Manager at Ferdinand, earned recognition for her exceptional leadership and contributions. The Women MAKE Awards celebrate women in science, technology, engineering and production roles who exemplify leadership within their organizations. This national recognition highlights top talent in manufacturing and inspires award winners to mentor and support the next generation of women pursuing careers in modern manufacturing. Contents CEO Message About Sustainability Governance Appendices People *Data includes Supreme workforce

28 RISE: Respect. Inclusion. Support. Empowerment. RISE, our LGBTQIA+ resource group, continued its mission to foster an inclusive, empowered community for LGBTQIA+ associates and allies, while raising awareness and promoting belonging across MasterBrand through education, engagement, and advocacy. In 2024, initiatives included a quarterly newsletter, LGBTQIA+ awareness content on internal social media, and a new onboarding partnership with HR to introduce all new associates to RISE. Additionally, RISE organized Pride celebrations that brought together MasterBrand associates nationwide. Steering Committee members traveled to Cleveland to join the Pride in the CLE march, while in Jasper, MasterBrand supported Dubois County Pride with family-friendly activities, live entertainment, local vendors, and community resources. Culture CONTINUED Associate-Led Networks Our associate-led networks support our commitment to an inclusive work environment. Open to all associates, these voluntary, associate-led groups foster community, enhance cross-cultural awareness, increase associate engagement and cultivate inclusivity, while furthering our strategic priority of attracting, engaging and retaining our valued associates. We are proud to have active groups that support veterans, women, and the LGBTQIA+ community and allies, which embody MasterBrand’s purpose of building great experiences together. These groups organize events, workshops and programs that promote associate engagement and collaboration and create a welcoming and supportive environment for all associates. MERIT: Military Excellence Recognition and Integration Team In 2024, MERIT released newsletters, hosted speakers, organized Veterans Day and Memorial Day activities and supported a Habitat for Humanity build in Sioux Falls. SAGE: Support. Advocate. Grow. Empower. SAGE hosted Breast Cancer Awareness events, sponsored site activities for International Women’s Day, captured headshots for all associates, and arranged mentorship and networking opportunities for women in the manufacturing industry. SIOUX FALLS TEAM INSTALLS CABINETRY FOR SIOUX FALLS VETERANS COMMUNITY PROJECT Our Sioux Falls leadership team and veteran associates spent the morning installing cabinetry for the Sioux Falls Veterans Community Project (VCP). When the project is complete, the VCP Village will feature 25 houses and a Village Center providing support services and fellowship for veterans experiencing homelessness. From the outdoor pavilion to the Great Hall, veterans will have an inviting space to share experiences, learn from one another and build relationships. Contents CEO Message About Sustainability Governance Appendices People

Contents
CEO Message
About
Sustainability
People
Governance
Appendices

Community Engagement & Giving Back

We believe that being an excellent corporate citizen extends beyond our operational foot-print. Giving back to our communities is a core part of our culture, and we are committed to positively impacting the lives of those around us.

Our Charitable Giving Philosophy prioritizes sup-port for organizations and initiatives related to environmental conservation, affordable housing, and community and educational development.

We are proud to facilitate a work environment that encourages and celebrates contributions to meaningful projects. Our associates' passion for giving back fuels our community engagement efforts and strengthens the bonds between our Company and the communities we serve. By partnering with national and local organizations and encouraging our associates to volunteer their time and talents, we are making a positive difference in the lives of others and building a more sustainable future for generations to come.

Location Spotlights





Habitat for Humanity Jimmy & Rosalynn Carter Work Project

In 2024, MasterBrand returned as a Platinum Sponsor for Habitat for Humanity's Jimmy & Rosalynn Carter Work Project, this year held in Twin Cities, Minnesota. Habitat for Humanity's Carter Work Project is an annual event where volunteers come together to build and renovate homes for those in need. The event aims to raise awareness about affordable housing issues and to directly impact communities through hands-on construction work. As a Platinum Sponsor, MasterBrand provided a cash donation and support, including kitchen and bath design, product donations, and volunteers.

During the five-day building event, MasterBrand associates, alongside hundreds of other volunteers, helped construct 30 new houses in a large-scale affordable housing neighborhood. The MasterBrand design team collaborated with Habitat for Humanity to design custom kitchen and bathroom layouts for each new home, and MasterBrand donated all the cabinets.

Habitat for Humanity®

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Contents
CEO Message
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People
Governance
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Community Engagement & Giving Back CONTINUED


MASTERBRAND

Winnipeg Habitat for Humanity Manitoba
Winnipeg team members supported Habitat for Humanity Manitoba, dedicating their time and energy to helping construct homes for families in need. This build was the largest development in Habitat for Humanity Manitoba's 35-year history. When complete, it is expected to house roughly 275 people.



Huntingburg and Ferdinand Ronald McDonald House Volunteering
MasterBrand associates from the Ferdinand and Huntingburg plants held a day of service at the Ronald McDonald House on the St. Vincent Ascension campus. They helped clean the facility and provided meals for families. The Decora, Ferdinand and Huntingburg facilities collected food items to stock the pantry and cleaned the house. MasterBrand is a longstanding Ronald McDonald House charitable partner, as we provide regular cabinet donations.



Back-to-School Drives
The Reynosa and Rio Bravo facilities delivered more than 2,800 backpacks and school kits to support children in their local communities. This action reflects the plants' desire to provide the resources necessary for students to start the school year on the right foot. We believe that supporting education is an investment in our children's and our communities' future.

Tunnels to Towers
MasterBrand continues to maintain a 10-year partnership with the Tunnels to Towers Foundation, a nonprofit that provides mortgage-free homes to Gold Star and fallen first responder families with young children. The program builds specially-adapted smart homes for catastrophically injured veterans and first responders.

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31 GOVERNANCE Executive leadership and the Board of Directors oversee MasterBrand CSR programs and initiatives. We believe robust oversight procedures, policies and accountability to our stakeholders are the foundations for a dynamic and responsive company. Our governance practices ensure that we conduct our business with integrity, quickly adjust our strategies when needed and adhere to the highest standards of ethical conduct. IN THIS SECTION 32 Board of Directors & Executive Leadership 33 Business Ethics 35 Managing Our Supply Chain 37 Policies & Supporting Materials Contents CEO Message About Sustainability Appendices Governance People

Contents
CEO Message
About
Sustainability
People
Governance
Appendices

Board of Directors & Executive Leadership

Board Committees & Corporate Sustainability and Responsibility Oversight

The Nominating and Governance Committee oversees the Company's CSR program, policies and related risks with support from the CSR Committee. The CSR Committee reports to the Nominating and Governance Committee twice annually and to the Board once a year.

BOARD OF DIRECTORS



David Petratis
(Non-Executive Chairman)
Former President and Chief Executive Officer, Allegion plc



R. David Banyard, Jr.
President and Chief Executive Officer, MasterBrand, Inc.



Juliana Chugg
Former Executive Vice President and Chief Brand Officer, Mattel, Inc.



Catherine Courage
Vice President, Google



Robert Crisci
Chief Financial Officer, Lineage Logistics, LLC



Ann Fritz Hackett
Former Strategy Consulting Partner and Co-Founder, Personal Pathways, LLC



Jeffery Perry
Founder and Chief Executive Officer, Lead Mandates LLC



Patrick Shannon
Former Senior Vice President and Chief Financial Officer, Allegion plc

EXECUTIVE MANAGEMENT



R. David Banyard, Jr.
President and Chief Executive Officer



Rob Andersen
Executive Vice President and Chief Commercial Officer, Dealer, Builder Direct and Distributor



Navi Grewal
Executive Vice President and Chief Digital and Technology Officer



Andrean Horton
Executive Vice President, Chief Legal Officer and Secretary



Bruce Kendrick
Executive Vice President and Chief Human Resources Officer



Nathaniel Leonard
Executive Vice President, Corporate Strategy and Development



Gay McMichael
Executive Vice President and Chief Commercial Officer, Retail



Andrea Simon
Executive Vice President and Chief Financial Officer



Kurt Wanninger
Executive Vice President and Chief Operations Officer

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33 Business Ethics Compliance Program & Risk Management The MasterBrand Corporate Compliance Committee administers our compliance program and meets periodically to review the Company’s compliance efforts, reporting annually to the Board of Directors or a committee delegated with such responsibility by the Board of Directors. The Corporate Compliance Committee interprets and administers MasterBrand’s conflict of interest policies and oversees training, communications, audit, and mentorship. The Committee reviews and manages whistleblower complaints and identifies investigations to be conducted. Additionally, the Corporate Compliance Committee works with the Legal Department to interpret the law as it applies to Company codes and policies. MasterBrand’s executive leadership team collaborates with and supports the Corporate Compliance Committee and its work to prevent and detect unethical conduct. MasterBrand’s Policy Review Committee supports the broader Corporate Compliance Committee and works to ensure that our policies remain current, effective, and in compliance with applicable law. The Committee provides a structured process for reviewing new and updated policies, fostering transparency and maintaining accountability. The Committee aims to enhance compliance, mitigate risks and uphold our core values and regulatory obligations. MasterBrand maintains compliance training, including training on the Code of Conduct training and other topics, such as anti-bribery and anti-corruption, fair competition and other risk-based trainings. All associates complete biennial Code of Conduct training; all other training is role-specific. Code of Conduct Our Code of Business Conduct & Ethics (“Code of Conduct”), overseen by our Corporate Compliance Committee, helps ensure we uphold the highest legal and ethical standards in all business activities. It outlines the necessary laws, policies and regulations that we expect all associates at MasterBrand to adhere to and observe. All associates are required to comply with the U.S. Foreign Corrupt Practices Act and our Anti-Bribery and Anti-Corruption Policy, which firmly prohibits any form of bribery or improper payments across our global operations. Political Contributions MasterBrand’s Charitable Giving Policy ensures that all donations made by MasterBrand are distributed consistently, responsibly, and ethically, and support causes that align with our Company values. In 2024, MasterBrand did not make any corporate political contributions, as our Charitable Giving Policy expressly prohibits contributions to organizations and initiatives whose primary purpose is to promote political views, influence legislation, or support candidates for public office. Whistleblower Policy MasterBrand’s Whistleblower Policy and procedures offer multiple channels for associates and third-party partners to make good faith reports regarding potential violations of our Code of Conduct, Company policies, and applicable laws and regulations. We urge associates to report any instances of violations, harassment, threats, or safety issues either to management, the loss prevention team, or anonymously via our EthicsPoint reporting system helpline and web platform. Neither the Company nor any officer, director, associate or other agent of the Company may discharge, demote, suspend, threaten, harass or in any manner discriminate against any associate for reporting such concerns under the Whistleblower Policy. We are committed to promptly investigating any allegations of retaliation or similar misconduct. We manage all complaints and investigations with the utmost confidentiality. Ensuring Product Quality Ensuring quality is integral to MasterBrand’s culture and products. We integrate quality into every aspect of our manufacturing process and have established a system for corrective actions. All new hires participate in quality control training, which includes additional training for specific roles. We test all products for quality both internally and via a third-party vendor. New products undergo additional testing to meet American National Standards Institute (ANSI) standards. During our quality assessment, we evaluate our suppliers based on several criteria. Contents CEO Message About Sustainability Appendices Governance People

34 Business Ethics CONTINUED Cybersecurity & Information Security Our cybersecurity program protects the assets used to create products, generate revenue and service customers while complying with industry frameworks. We are committed to protecting the confidentiality and integrity of our data, as well as the data of our associates and customers. Key pillars of our cybersecurity program focus on risk management, cyber defense, governance and compliance. These pillars consist of controls and processes aligned with the National Institute of Standards and Technology (NIST) Cyber Security Framework. Managing cybersecurity risk and maintaining a secure, reliable and functional corporate network and data systems are among our highest priorities. As a result, we have implemented technical controls, procedures, processes and governance mechanisms to help us achieve a robust cybersecurity environment. Our Executive Vice President and Chief Digital and Technology Officer (“CDTO”) is responsible for the oversight of our information security strategy and cybersecurity program. Our Vice President Cyber Security and Infrastructure, who reports directly to our CDTO, is responsible for day-to-day assessment and management of our cybersecurity matters. Our internal policies manage information security and proactively defend against cybersecurity threats through incident response drills, penetration testing and strategic planning to address risks. MasterBrand associates and contractors complete mandatory annual cybersecurity training, participate in routine simulations and receive newsletters alerting them of any potential new threats or updates to our cybersecurity practices. We encourage all associates to report any potential cybersecurity incidents or exposures to our cybersecurity team. MasterBrand prioritizes compliance with all applicable data protection and privacy laws in the countries where we operate. Our Privacy Committee leads our privacy program and focuses on developing and implementing policies and procedures that support information privacy and cybersecurity. We follow a well-defined process to oversee our third-party vendors who have access to our information systems or who hold or store personal information on our behalf. We use various methods and tools to assess third-party vendors’ controls related to cybersecurity threats, including obtaining proof of a vendor’s testing of data protection controls, imposition of contractual obligations, and reviews of data protection controls such as backups, encryption standards, and disaster recovery. Our information technology and vendor risk management functions assess such third-party vendors as part of the initial determination process and then periodically thereafter. For more information, see Item 1C from our most recent Annual Report. Artificial Intelligence (AI) Policy Our AI Usage Policy provides associates with information about the acceptable use of AI tools. It includes guidelines to ensure tools are used responsibly and in compliance with laws, regulations and industry best practices. Any associate who would like to use an approved AI tool on a MasterBrand-owned system or device or would like to use AI in their job otherwise must first complete AI training. Contents CEO Message About Sustainability Appendices Governance People

35 Managing Our Supply Chain Supplier Code of Conduct We hold our suppliers to the same high standards that we set for ourselves. As such, we expect all suppliers and contractors to fully comply with our rigorous requirements regarding human rights, workplace safety, and environmental protection. These standards are outlined in our Supplier Code of Conduct and apply to both the work they perform and the services they provide. This includes: • Working conditions and health and safety • The prohibition of illegal child labor; the prohibition of forced, compulsory or slave labor • The prohibition of discrimination and/or harassment • The prohibition of corruption and/or bribery • Working hours • Wages and benefits • Environmental laws, regulations and promotion of the protection of the environment as well as the conservation of natural resources • International trade compliance • Management Systems • Suppliers’ maintenance of appropriate measures and evidence to demonstrate compliance with our policies, which may include certification forms, written questionnaire, announced or unannounced audits, inspections from internal or external consultants or other appropriate documentation Our Audit Process Our commitment to responsible sourcing begins with a due diligence process, evaluating all new and existing suppliers against our Supplier Code of Conduct. We conduct thorough Supplier Code of Conduct audits of suppliers at contract initiation and throughout our partnerships, often multiple times per year, to maintain a globally vetted list of approved suppliers. These evaluations include annual site visits to directly assess conformance with our standards and build strong relationships with our partners. Suppliers must meet a minimum compliance score before engaging in business with us. During this audit, we monitor the following elements: • Laws and Regulations • Child Labor • Forced Labor • Harassment, Discrimination, Collective Bargaining and Fair Treatment • Compensation • Hours of Work • Health and Safety—Workplace, Dormitories and Canteen • Environment • Management Systems • Business Ethics and Anti-Corruption • Compliance and Monitoring • Suppliers and Subcontractors Any deficiencies—such as availability of personal protective equipment, fire suppression or signage issues—require a corrective action plan before approval. This proactive approach ensures our supply chain remains safe, ethical and environmentally responsible. For more information, please refer to our Supplier Code of Conduct. We also take a firm stance against endangered and exotic wood, prioritizing responsibly sourced timber. As part of our annual Toxic Substances Control Act (TSCA) audits, we perform on-site and remote audits of our direct suppliers as well as select downstream suppliers, using a risk-based approach, to assure compliance with TSCA Title VI. MasterBrand is committed to a responsible and ethical supply chain, recognizing that our environmental and social impact extends beyond our direct operations. We strive for transparency and accountability throughout our value chain, from the sourcing of raw materials to the partners our suppliers and vendors engage with. Contents CEO Message About Sustainability Appendices Governance People

MASTERBRAND SUPPLY CHAIN SUMMIT The supply chain team invited suppliers to MasterBrand’s Supply Chain Summit, a two-day event that included quality and safety discussions, plant tours and Q&A sessions. With this event, we aimed to learn suppliers’ priorities and foster strong relationships as we continue to improve our quality, timely delivery, cost and resiliency. SUPPLY CHAIN ENGAGEMENT LEADS TO SUSTAINABLE PRODUCT INNOVATION Starting in 2025, MasterBrand is excited to offer forged fiberboard (FFB) products, an engineered wood panel that exceeds industry standards, including fully sustainable and upcycled materials. MasterBrand’s new partnership with Fiber Global will allow a portion of our products to be made from up-cycled waste streams and bio-based resins with zero water use and zero landfill waste created during the manufacturing process. 36 Managing Our Supply Chain CONTINUED Anti-Bribery and Anti-Corruption Policy With a focus on behaving ethically and operating with integrity, MasterBrand views compliance with all applicable laws as the responsibility of those with whom we do business. Our Supplier Code of Conduct makes clear that MasterBrand expects suppliers to act with integrity and to not engage (directly or indirectly) in unethical activities with public or private parties. We maintain a strict, zero-tolerance policy for bribery, kickbacks, illegal political contributions or other improper payments for the purpose of gaining favorable treatment. MasterBrand has an established process for performing due diligence on our suppliers. We screen suppliers against Dow Jones’ Anti-Corruption and Watchlist database, which includes high-risk individuals and entities such as state-owned or controlled companies and public officials. This allows us to identify potential risks with our suppliers related to corruption, fraud and other compliance issues. The solution also allows us to screen for environmental, social, and governance risks, such as violations of the Environmental Protection Act. Supplier Engagement MasterBrand encourages suppliers to collaborate with certification authorities such as the Forest Stewardship Council (FSC) or equivalent certification programs. Suppliers who claim their products are certified must maintain current certifications, include the certification number on the commercial invoice and understand that any certifications will be verified during Supplier Code of Conduct Audits. For more information, please refer to our Supplier Code of Conduct. As the demand for certified wood rises, we are actively gauging our vendor’s progress in securing FSC-compliant or other applicable certified materials. To achieve this, we conducted surveys and interviews with our vendor base. We also request sustainability data from each of our suppliers on an annual basis. We avoid engaging with suppliers who utilize non-sustainable practices to harvest wood. Our numbers reflect our dedication: 70% of our 2024 solid wood spend derived from our supply chains in North America and Europe, regions with rigorous forestry regulations, underscoring our commitment to sustainable sourcing. Sustainable Supply Chain Management We offer resources to enable suppliers, associates and executives to recognize the importance of sustainable sourcing. Our strategy involves: • Prevention: Implementing straightforward practices, maintaining knowledge of suppliers and fostering a culture of integrity • Detection: Leveraging technology to identify risks throughout our supply chain • Response: Developing and improving policies and procedures for effective investigations and actions as needed Conflict Minerals We comply with conflict minerals laws and regulations and our Conflict Minerals Policy outlines our approach to sourcing responsibly. We outline the risks and report due diligence actions taken to manage risks with our suppliers in our annual Conflict Minerals Disclosure and Report filed with the U.S. Securities and Exchange Commission. Contents CEO Message About Sustainability Appendices Governance People

37 Policies & Supporting Materials • Anti-Bribery and Anti-Corruption Policy • Audit Committee Charter • Code of Business Conduct and Ethics • Code of Ethics for Senior Financial Officers • Compensation Committee Charter • Conflict Minerals Disclosure and Report • Conflict Minerals Policy • Corporate Governance Principles • Corporate Sustainability and Responsibility Steering Committee Charter • Cyber Security Policy Statement • Nominating and Governance Committee Charter • Environmental Management Strategy • Human Rights Policy • Privacy Policy • Safety and Environmental Stewardship Policy • Supplier Code of Conduct • Whistleblower Policy • Code of Business Conduct and Ethics (French) • Code of Business Conduct and Ethics (Spanish) • Code of Business Conduct and Ethics (Vietnamese) • Supplier Code of Conduct (French) • Supplier Code of Conduct (Spanish) • Anti-Bribery and Anti-Corruption Policy (French) • Anti-Bribery and Anti-Corruption Policy (Spanish) Contents CEO Message About Sustainability Appendices Governance People

38 APPENDICES The majority of the data and statements included in this report represent MasterBrand prior to its acquisition of Supreme Cabinetry Brands. All data provides denotation clarifying where Supreme Cabinetry Brands is excluded from all data and statements presented. Additional information about MasterBrand can be found on our website, as well as in our public financial filings including our FY 2024 Annual Report and 2025 Notice of Annual Meeting and Proxy Statement. About This Report Unless otherwise stated, this report covers activities, data and initiatives from our fiscal year 2024 (ending December 29, 2024). Contents CEO Message About Sustainability Governance Appendices People

39 Forward-Looking Statements & Materiality Forward-Looking Statements Certain statements contained in this 2024 Corporate Sustainability & Responsibility Report, other than purely historical information, including, but not limited to, statements and information regarding future expectations, outcomes or results of the Company’s environmental, social, governance, sustainability and corporate responsibility initiatives, projections, predictions, expectations, estimates or forecasts and management’s beliefs, expectations, goals and objectives and other similar expressions concerning matters that are not historical facts, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs, such as “will,” “should,” “would,” “may” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements should not be read as a guarantee of future performance, outcomes or results and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements, including expectations regarding operational and financial improvements and the Company’s future performance, outcomes or results, are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such statements. Important factors that could affect the Company’s future performance, outcomes or results and could cause them to differ materially from those expressed or implied in the forward-looking statements include the Company’s ability to source sustainable raw materials, avert waste from landfills and manage its energy use, government regulations, changes in the scope of the Company’s operations, developments in science or technologies on measuring or assessing the impacts of operations or emissions, consumer preferences for goods or services relating to sustainability, emissions reductions and greenhouse gas emissions as well as the risk factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and in subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report and, except pursuant to any obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or concerning other forward-looking statements. Materiality This report uses certain terms, including those that leading ESG frameworks such as SASB, MSCI and Refinitiv refer to as material topics, to reflect the issues of greatest importance to our stakeholders. Used in this context, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities laws or as used in the context of financial statements and reporting. Contents CEO Message About Sustainability Governance Appendices People

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SASB Index

Topic	Metric	Code	Response
Energy Management in Manufacturing	(1) Total energy consumed, (2) percentage grid electricity and (3) percentage renewable	CG-BF-130a.1	(1) Total energy consumed in 2024: 1.48 million gigajoules. (2) 47% grid electricity. (3) 7% renewable. *Energy data reflects legacy MasterBrand only, excludes energy data from Supreme acquisition.*
Management of Chemicals in Products	Discussion of processes to assess and manage risks or hazards associated with chemicals in products	CG-BF-250a.1	MasterBrand does not use any chemicals, materials or substances that have been deemed illegal for use due to safety concerns. We have set clear chemical labeling, handling and process policies. All hazardous substances and associated waste are managed properly. When a new product is introduced to a manufacturing site, we conduct a review of the new product and all materials used in manufacturing. We require Safety Data Sheets for all purchased materials and chemicals. Safety Data Sheets are reviewed by our environmental, health and safety team. All associates who work with potentially hazardous chemicals receive training, and we conduct appropriate periodic industrial hygiene monitoring. We use a broad range of chemicals to provide high-quality coatings on cabinets. We have developed a list of substances that are strictly managed to maintain safe working conditions and ensure product quality.
	Percentage of eligible products meeting volatile organic compound (VOC) emissions and content standards	CG-BF-250a.2	MasterBrand does not consider this metric to be material to our business or our products.

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SASB Index CONTINUED

Topic	Metric	Code	Response
Product Lifecycle Environmental Impacts	Description of efforts to manage product lifecycle impacts and meet demand for sustainable products	CG-BF-410a.1	MasterBrand uses right-size carton creation machinery at its manufacturing facilities to make just-in-time corrugated cardboard packaging for its finished cabinets. The customized cartons reduce waste, provide better-fitting packages to protect cabinets during shipping, reduce material handling and provide the business with flexibility to add or make cabinet model changes without corrugate material obsolescence.
	(1) Weight of end-of-life material recovered, (2) percentage of recovered materials recycled	CG-BF-410a.2	MasterBrand does not recover end-of-life material for use in our products. We buy composite wood components, including medium density fiberboard and plywood. These are usually made from wood scraps, helping to make more efficient use of trees. Composite wood products are durable and meet our quality standards, helping MasterBrand deliver value-priced cabinets in the styles and finishes consumers want.
Wood Supply Chain Management	(1) Total weight of wood fibre materials purchased, (2) percentage from third-party certified forestlands, (3) percentage by standard and (4) percentage certified to other wood fibre standards, (5) percentage by standard 1	CG-BF-430a.1	MasterBrand adheres to the standards of the Lacey Act, which prohibits importing, purchasing or acquiring products made from illegally logged woods. In addition, our cabinets business follows guidance from the Convention on International Trade in Endangered Species (CITES), which aims to ensure that international trade in plants is legal, sustainable and traceable. MasterBrand does not find wood fiber purchases by weight to be a valuable measurement tool as most suppliers use numerous other metrics to quantify wood. MasterBrand is working to better understand the extent to which our wood material purchases come from suppliers certified by a responsible foresting standard. To help our investors better understand the scale of our business and wood supply chain, MasterBrand manufactures about 46,980 cabinets per day. We use solid wood, particle board, medium density fiberboard and plywood for our various cabinet brands. 70% of our 2024 solid wood spend derived from our supply chains in North America and Europe, regions with rigorous forestry regulations, underscoring our commitment to sustainable sourcing.

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SASB Index CONTINUED

Topic	Metric	Code	Response
Workforce Health & Safety	(1) Total recordable incident rate (TRIR) and (2) fatality rate for (a) direct employees and (b) contract employees	RT-CH-320a.1	MasterBrand's direct and contract employees achieved a 0.64 TRIR in 2024 and 0 fatalities. *Safety data reflect legacy MasterBrand only, excludes safety data from Supreme acquisition.*
	Description of efforts to assess, monitor, and reduce exposure of employees and contract workers to long-term (chronic) health risks	RT-CH-320a.2	We strive for zero safety incidents. A safe workplace is essential to maintaining our high-performance culture, attracting new talent and outperforming our markets. Our EHS Principles highlight our commitment to creating and maintaining safe work environments. MasterBrand has identified 15 Critical Elements, or safety components, that have the most potential for severe injury in our manufacturing and distribution operations. Each business focuses on the Critical Elements most relevant to its operations. The Critical Elements are: 1) hazardous energy control (lockout-tagout), 2) working safely within confined spaces, 3) machine safeguarding, 4) proper materials storage and dock safety, 5) fall protection, 6) electrical safety and arc flash, 7) contractor management, 8) powered industrial vehicles, 9) industrial hygiene, 10) overhead doors, 11) physical security, 12) combustible dust, 13) fire prevention, 14) integrated emergency response and 15) pre-startup safety reviews and management of change. Within our industrial hygiene program, we conduct annual employee exposure sampling to ensure all levels are maintained below limits set by OSHA and the American Conference of Governmental Industrial Hygienists. Customized auditing protocols score progress around each Critical Elements program component. In addition, we flag and capture specific incident data to better understand causation and drive subsequent corrective action activities. We then modify our processes through a Plan-Do-Check-Act system and share lessons learned with the EHS leadership group and senior management. We track health and safety metrics for full-time, part-time and contract or temporary workers at each of our businesses using our organization-wide EHS management system. We report on health and safety metrics annually to the Nominating and Governance Committee of our Board of Directors.
Activity Metric	Annual production	CG-BF-000.A	MasterBrand manufactures about 49,230 cabinets per day. *Production data reflects legacy MasterBrand only, excludes production data from Supreme acquisition.*
	Area of manufacturing facilities	CG-BF-000.B	Approximately 692,705m^2. *Data reflects legacy MasterBrand only, excludes data from Supreme acquisition.*

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